EXHIBIT 10.65
FORM OF HILL-ROM HOLDINGS, INC.
STOCK AWARD (CEO Version)
(EFFECTIVE <date>)
1. Purpose. The purpose of the Hill-Rom Holdings, Inc. Stock Award (hereinafter called the “Award”), which is granted under the Hill-Rom Holdings, Inc. Stock Incentive Plan (the “Plan”), is to promote profitability and growth of Hill-Rom Holdings, Inc. (the “Company”) by offering an incentive payable in Company common stock to <Name> (“Employee”) who contributes to such profitability and growth.
2. Amount of Award. The Company shall cause an account to be established in the name of the Employee (“Deferred Stock Account”), which shall be assumed to be invested in <Units> shares (“Initial Deferred Stock Award”) of common stock, no par value of the Company (“Common Stock”). No actual shares of Common Stock shall be held in the Deferred Stock Account, and the number of shares of Common Stock maintained in the Deferred Stock Account (“Deferred Stock”) shall be a book entry which states the number of shares of Common Stock the Employee would have a right to receive in accordance with the terms of this Award. Any cash dividend paid on Common Stock by the Company while the Deferred Stock Account exists will be assumed to be paid on the Deferred Stock in the Deferred Stock Account and shall be assumed to be reinvested in Common Stock on the date of such dividend payment, thereby increasing the number of shares of Deferred Stock maintained in the Deferred Stock Account. Any stock dividends, stock splits and other similar rights inuring to Common Stock shall also be assumed to inure to the Deferred Stock, which may increase or decrease the number of shares of Deferred Stock in the Deferred Stock Account. The Initial Deferred Stock Award plus any increases or less any decreases due to cash dividends, stock dividends, stock splits and any other similar rights inuring to Common Stock as set forth in the two immediately preceding sentences shall herein after be referred to as the “Deferred Stock Award.”
If Employee’s employment with the Company or any of its Subsidiaries (as defined in the Plan) continues uninterrupted from the effective date of this Award through the day after the first, second, third and fourth anniversaries of such effective date, respectively, an amount of Deferred Stock which equals a percentage as set forth below of the Deferred Stock Award, shall be non-forfeitable (“Vested Deferred Stock”), and the Company shall, subject to his election to defer receipt, deliver to him shares of Common Stock equal in number to the number of shares of Deferred Stock which became Vested Deferred Stock on the day after such second, third, and fourth anniversary dates as follows:

The day after the first anniversary date of the effective date of this Award	25% of the Deferred Stock Award
The day after the second anniversary date of the effective date of this Award	25% of the Deferred Stock Award
The day after the third anniversary date of the effective date of this Award	25% of the Deferred Stock Award
The day after the fourth anniversary date of the effective date of this Award	25% of the Deferred Stock Award

Any Deferred Stock maintained in the Deferred Stock Account which is not Vested Deferred Stock shall, upon the Employee’s termination of employment, be forfeited by Employee without the payment of any consideration or further consideration by the Company, and neither Employee nor any successors, heirs, assigns, or legal representatives of Employee shall thereafter have any further rights or interest in such forfeited Deferred Stock. Any fractional shares of Vested Deferred Stock shall be rounded up to the next whole share of Vested Deferred Stock.
Notwithstanding the schedule set forth above, Deferred Stock maintained in the Deferred Stock Account shall become Vested Deferred Stock upon (A) the occurrence of any one of the following events: (i) termination of Employee’s employment with the Company, one of its Subsidiaries (as defined in the Plan) or one of their respective divisions by reason of retirement after (a) the day after the first anniversary date of the effective date of this Award, and (b) attaining age fifty-five (55) and completion of five (5) years of employment, or (ii) termination of Employee’s employment with the Company, one of its Subsidiaries or one of their respective divisions by reason of disability, as determined by the Compensation and Management Development Committee of the Company’s Board of Directors (the “Committee”), or death, or (B) the termination of Employee’s employment by the Company for any reason other than on account of his death, disability, retirement or for Cause (as defined in Employee’s employment agreement) or by Employee for Good Reason (as defined in Employee’s employment agreement) (i)after the day after the first anniversary date of the effective date of this Award and (ii) after the occurrence, but before the third anniversary, of (a)a Change in Control (as defined in Section 14.2 of the Plan), or (b) a sale, transfer or disposition of substantially all of the assets or capital stock of a Subsidiary (as defined in the Plan) or division of the Company or one of its Subsidiaries for whom the Employee is employed at the time of such Change in Control, sale, transfer or disposition. Notwithstanding anything herein to the contrary, the distribution by the Company to Company shareholders of any or all of the shares of common stock of any of its Subsidiaries (“Distribution”) shall not constitute an event causing Deferred Stock to become Vested Deferred Stock as described in the preceding sentence. Temporary absences from employment because of illness, vacation or leave of absence and transfers among the Company and/or any of its Subsidiaries shall not be considered terminations of employment. For purposes of this Agreement and the Plan, the Committee shall have absolute discretion to determine the date and circumstances of termination of Employee’s employment, and its determination shall be final, conclusive and binding upon Employee. Except as provided in this paragraph, upon termination of employment with the Company, one of its Subsidiaries (as defined in the Plan) or one of their respective divisions, the Employee shall be entitled to receive only the number of shares of Vested Deferred Stock as set forth in the vesting schedule set forth in the second paragraph of this Section 2. Notwithstanding anything herein to the contrary, the transfer of Employee’s employment from the Company to any of its Subsidiaries or from one of the Company’s Subsidiaries to the Company or another of the Company’s Subsidiaries in connection with a Distribution shall not constitute a termination of employment for purposes of this Agreement, and Employee’s employment will be deemed to continue for purposes of this Agreement until otherwise terminated as provided herein. In particular, if Employee transfers employment from the Company to any of its Subsidiaries or from one of the Company’s Subsidiaries to the Company or another of the Company’s Subsidiaries in connection with or in anticipation of the Distribution, such transfer shall not constitute a termination of employment for purposes of this Agreement, and Employee’s employment will be deemed to continue for purposes of this Agreement until otherwise terminated as provided herein.

The shares of Common Stock delivered to the Employee shall be from shares held by the Company as treasury stock or from shares of Common Stock acquired by the Company in the open market. Subject to the Employee’s election to defer, all shares of Common Stock to be delivered to the Employee shall be delivered as soon as administratively possible after the day after the corresponding anniversary date or the Employee’s termination of employment under clause (A)(ii) in the immediate foregoing paragraph, provided that the shares of Common Stock to be delivered as set forth herein (not deferred shares) shall be delivered no later than the 15th day of the third month following the end of the Company’s first taxable year in which such shares become Vested Deferred Stock. However, all shares of Common Stock shall be delivered as soon as administratively possible after the occurrence of the events described in clauses B(i) and B(ii) in the immediate foregoing paragraph, but no later than ninety (90) days following the occurrence of such event (subject to the last sentence of this paragraph), provided that the Employee shall have no right to designate the calendar year in which the shares will be delivered. Tothe extent shares of Common Stock have not been delivered hereunder prior to the date the Employee has attained age fifty-five (55) and completed five (5) years of employment, then thereafter any shares to be delivered hereunder shall be delivered upon the earlier to occur of: (i) the corresponding anniversary date set forth in the second paragraph of this Section 2, provided such Common Stock shall be delivered no later than the 15th day of the third month following the end of the Company’s first taxable year in which such anniversary date occurs, or (ii) the date of the Employee’s termination of employment, provided such Common Stock shall be delivered no later than ninety (90) days following the Employee’s termination of employment and further provided that the Employee shall have no right to designate the calendar year in which the shares will be delivered. Notwithstanding the foregoing, if shares become deliverable by reason of the Employee’s termination of employment following retirement or a Change in Control and at the time of the Employee’s termination of employment the Employee is a “specified employee” as defined in Section 409A of the Code (as defined below), then the shares of Common Stock to be delivered shall be delivered on the date which is six months after the date of the Employee’s termination of employment.
3. Administration of the Award. The Committee shall administer the Award. The Committee shall have complete and full discretion in the administration and interpretation of the terms of the Award.
4. Right to Defer Payment of Award.
(a) Election to Defer Award. The Employee may elect to defer payment of the Award otherwise due on the anniversary date set forth in Section 2 by completing a written election and delivering such election to the Company at least one year prior to the applicable anniversary date; provided however, that the completion of such written election and the delivery of such election may be at an earlier date as determined by the Committee or required by law to insure the validity of such deferral. The deferral period elected cannot end prior to five (5) years after an Award is otherwise due on an anniversary date set forth in Section 2. At the end of the deferral period elected by the Employee (or within a certain period of time after the last day of the deferral period as determined by the Committee or required by law to insure the validity of the deferral), the Company, consistent with Section 2 and subject to Section 6, 7 and 8 shall deliver to the Employee shares of Common Stock equal in number to the number of Vested Deferred Stock held in the Employee’s Deferred Stock Account.

(b) Financial Hardship. A withdrawal from the Employee’s Deferred Stock Account of Vested Deferred Stock shall be permitted prior to the termination of the deferral period in the event that the Employee experiences an “unforeseeable emergency” as such term in defined Section 409A(a)(2)(B)(ii) of the Internal Revenue Code of 1986, as amended (“Code”) and the regulations issued therewith. The Employee must apply to the Committee for an unforeseeable emergency withdrawal and demonstrate that the circumstances being experienced were not under the Employee’s control and constitute a real emergency, which is likely to cause a severe financial hardship. The Committee shall have the authority to require such medical or other evidence as it may need to determine the necessity for the Employee’s withdrawal request. If such application for withdrawal is permitted, the amount of such withdrawal shall be limited to an amount reasonably necessary to satisfy the emergency need, and the Committee must take into account any additional compensation available. If the Employee makes a withdrawal, the amount of the Employee’s Deferred Stock Account under this Award shall be proportionately reduced to reflect the withdrawal. Also, the withholding requirements described in Section 7 shall also be effected before the withdrawal. Notwithstanding anything in this Section 4(b) to the contrary, any withdrawal for any unforeseeable emergency must comply with Section 409A(a)(2)(B) of the Code.
5. No Rights as Stockholder. Employee shall have no rights as a stockholder with respect to any shares of Common Stock covered by this Award until shares of Common Stock are delivered to the Employee pursuant to the last paragraph in Section 2 and Section 4. Until such time, Employee shall not be entitled to dividends (except where the Employee’s Deferred Stock Account is adjusted pursuant to the first paragraph of Section 2) or to vote at meetings of the stockholders of the Company.
6. Compliance With Securities Laws. Prior to the receipt of any certificates for shares of Common Stock pursuant to this Award, Employee (or Employee’s beneficiary or legal representative upon Employee’s death or disability) shall enter into such additional written representations, warranties and Awards as the Company may reasonably request in order to comply with applicable securities laws or with this Award.
7. Stock Ownership Guidelines. Employee (or Employee’s beneficiary or legal representative upon the Employee’s death or disability) shall be bound by the “Stock Ownership Guidelines” of the Company as may be in effect from time to time.
8. Withholding. Any payment of Common Stock under this Award shall be subject to applicable federal and state withholding requirements. Hence, unless the Employee delivers a check to the Company equal to the required withholding, the number of shares distributed shall be reduced to meet the Employee’s applicable withholding requirements.
9. Designation of Beneficiary. The Employee shall be permitted to provide to the Committee a beneficiary designation for receipt of his or her Award after death. If the Employee fails to designate a beneficiary, or if the designated beneficiary predeceases the Employee, the Award shall be paid to the deceased Employee’s spouse, if living, or if such spouse is not living, to the deceased Employee’s estate.

10. Adjustments. In the event of any merger, reorganization, consolidation, sale of substantially all assets, recapitalization, stock dividend, stock split, spin-off, split-up, split-off, distribution of assets or other change in corporate structure occurring after the effective date of this Award affecting the Common Stock subject to this award, the Board shall adjust the number and kind of shares of Common Stock subject to this Award so as to maintain the proportionate number of shares subject to this award, and such adjustment shall be conclusive and binding upon the Employee and the Company.
11. Non-Transferability.
(a) The Deferred Stock, the Deferred Stock Account and the Vested Deferred Stock may not be sold, assigned, transferred, exchanged, pledged, hypothecated, or otherwise encumbered and no such sale, assignment, transfer, exchange, pledge, hypothecation, or encumbrance, whether made or created by a voluntary act of the Employee or any agent of the Employee or by operation of law, shall be recognized by, or be binding upon, or shall in any manner affect the rights of, the Company, its successors or any agent thereof.
(b) No amounts payable under the Award shall be transferable by the Employee other than by his designation of a beneficiary pursuant to Section 9. The amounts payable under the Award shall be exempt from the claims of creditors of the Employee and from all orders, decrees, levies and executions and any other legal process to the fullest extent that may be permitted by law.
12. Amendments to Award. The Award may only be modified upon the mutual agreement of the Company and the Employee.
13. Source of Benefit Payments. The payment of the Award to the Employee shall be paid solely from the general assets of the Company. Until the actual delivery of the shares of Common Stock, the Employee shall not have any interest in any specific assets of the Company, including shares of Common Stock, under the terms of the Award. The Award shall not be considered to create an escrow account, trust fund or other funding arrangement of any kind, or a fiduciary relationship between the Employee and the Company. Until such time of payment, no shares of the Common Stock shall be set aside by the Company for the Award.
14. Successors and Assigns.
(a) This Award is personal to the Employee and without the prior written consent of the Company shall not be assignable by the Employee except by will or the laws of descent and distribution. This Award shall inure to the benefit of and be enforceable by the Employee’s guardian and legal representatives.
(b) This Award shall inure to the benefit of and be binding upon the Company and its successors and assigns.

(c) The Company shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Award in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place.
15. Award Subject to Plan. This Award is subject to the terms of the Plan. The terms and provisions of the Plan (including any subsequent amendments thereto) are hereby incorporated herein by reference. In the event of a conflict between any terms and provisions contained herein and the terms or provisions of the Plan, the applicable terms or provisions of the Plan will govern and prevail.
16. Governing Law. This Award shall be governed by and construed in accordance with the internal laws of the State of Indiana without reference to principles of conflict of laws. The captions of this Award are not part of the provisions hereof and shall have no force or effect. This Award may not be amended or modified except by a written Award executed by the parties hereto or their respective successors and legal representatives.
17. Severability. The invalidity or unenforceability of any provision of this Award shall not affect the validity or enforceability of any other provision of this Award.
18. No Waiver. The failure of the Employee or the Company to insist upon strict compliance with any provision of this Award or the failure to assert any right the Employee or the Company may have under this Award shall not be deemed to be a waiver of such provision or right or any other provision or right of this Award.
19. Entire Award. The Employee and the Company acknowledge that this Award supersedes any prior agreement between the parties with respect to the subject matter of this Award.
20. Counterparts. This Award may be executed in counterparts, which together shall constitute one and the same original.
Effective Date: <date>

HILL-ROM HOLDINGS, INC.
By:
Perry Stuckey
Senior Vice President, Chief Human Resources Officer

Accepted:
<Name>